Filed Pursuant to Rule 424(b)(5)

Registration No. 333-250824

Prospectus

Up to $50,000,000

Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of shares of our common stock having an aggregate gross sales price of up to $50,000,000, to or through A.G.P./Alliance Global Partners, or A.G.P., acting as our sales agent, in accordance with the terms of a sales agreement we have entered into with A.G.P., up to a maximum of $100,000,000, which is the amount included in the registration statement of which this prospectus is a part.

Sales of our common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. A.G.P. is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a fixed commission rate of 3.25% of the gross proceeds from the sale of our common stock on our behalf as sales agent pursuant to the sales agreement. In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “OPTT.” The last reported sale price of our common stock on The Nasdaq Capital Market on December 1, 2020 was $2.54 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and in our reports filed with the Securities and Exchange Commission which are incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus is December 2, 2020

Table of Contents

Prospectus

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About This Prospectus

You should assume that the information contained in this prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference into this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of a security.

In addition, we incorporate important information into this prospectus by reference. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” in this prospectus. We urge you to carefully read this prospectus and the information incorporated by reference before buying any of the securities being offered under this prospectus.

To the extent that any statement that we make in this prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference herein or therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus is part of a registration statement on Form S-3 (File No. 333-250824) we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $100,000,000 of our common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts and units. The $50,000,000 of shares of common stock that may be offered, issued and sold under this prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

Unless expressly stated otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean Ocean Power Technologies, Inc. and its subsidiaries on a consolidated basis.

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Prospectus Summary

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus on page 3, and the financial statements and other information incorporated by reference in this prospectus when making an investment decision. In this prospectus, the terms “we,” “us,” and the “company” refer to Ocean Power Technologies, Inc. and its subsidiaries.

Our Company

We are a marine power solutions provider. We control the design, manufacture, sales, installation, operations and maintenance of our products and solutions while working closely with partners that provide payloads, integration services, and marine installation capabilities. We believe our solutions provide persistent and reliable distributed offshore power along with communications for remote surface and subsea applications. Our mission and purpose are to utilize our proprietary, state-of-the-art technologies to enhance the environment by reducing the global carbon footprint by through clean and renewable solutions for reliable electrical power and, in so doing, drive demand for our products and services.

We also continue to develop and commercialize our proprietary systems that generate electricity by harnessing the renewable energy of ocean waves for our PB3 PowerBuoy®, and solar power for our newest product, the hybrid PowerBuoy®. The PB3 PowerBuoy® uses proprietary technologies that convert the kinetic energy created by the heaving motion of ocean waves into electricity. Based on feedback from our current customers, discussions with potential future customers in the offshore oil and gas, defense and security, science and research, and communications, as well as government applications in fishery protection, together with our market research and publicly available data, we believe that numerous markets have a direct need for our solutions. While our recent projects have been in the oil and gas industry, we believe there is an increasing need for our products and solutions in areas such as fishery protection, offshore windfarm support, marine surveillance, and ocean-based science and research applications. We believe that having demonstrated the capability of our solutions, we can advance our product and services and gain further adoption from our target markets. Our marketing efforts are focused on offshore locations that require a cost-efficient solution for renewable, reliable and persistent power and communications, either by supplying electric power to payloads that are integrated directly with our product or located in its vicinity, such as on the seabed and in the water column. We believe we are the leader in offshore autonomous ocean wave power conversion technology which provides renewable power for offshore operations that were previously difficult to decarbonize.

Our achievements during the first six months of fiscal 2021 included our continued work on Enel Green Power and Eni S.p.A. projects. In October 2020, we entered into an agreement with Adams Communication & Engineering Technology, Inc. to, among other things, conduct a feasibility study for the evaluation of a PB3 PowerBuoy® power and 5G communications solution in support of the U.S. Navy’s Naval Postgraduate School’s Sea, Land, Air, Military Research Initiative, which conducts interdisciplinary research in unmanned and robotic systems. In June 2020, we signed a memorandum of understanding with Mackay Marine (a division of Mackay Communications) to develop a Marine Surveillance Solution.

Corporate Information

Our principal executive offices are located at 28 Engelhard Drive, Monroe Township, New Jersey 08831. Our telephone number is (609) 730-0400. We were incorporated in New Jersey in 1984 and reincorporated in the State of Delaware in 2007. We maintain a website at www.oceanpowertechnologies.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

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The Offering

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $50,000,000. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time to or through our sales agent, A.G.P. See “Plan of Distribution” on page 9.

Use of proceeds	We intend to use the net proceeds from this offering to build additional products and solutions to meet market demand, further advance the development of new products and solutions, engage in corporate development and merge acquisition activities, for working capital needs, capital expenditures, repayment or refinancing of indebtedness, acquisitions, repurchases and redemptions of securities, and for other general corporate purposes. However, we will retain broad discretion over how the net proceeds are used. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus and the documents incorporated by reference in this prospectus. In particular, see “Risk Factors” beginning on page 3 of this prospectus.

Nasdaq Capital Market symbol	“OPTT”

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RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and the Offering

Historically, our stock price has been volatile, and this is likely to continue; purchasers of our common stock could incur substantial losses as a result.

Historically, the market price of our common stock has fluctuated significantly, and we expect that this will continue. Purchasers of our common stock could incur substantial losses relating to their investment in our stock as a result. For the fiscal year ended April 30, 2020, the 52-week low and high prices for our common stock was $0.33 and $2.84, respectively. Also, the stock market in general has recently experienced volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations could result in fluctuations in the price of our common stock, which could cause purchasers of our common stock to incur substantial losses. The market price for our common stock may be influenced by many factors, including:

●	developments in our business or with respect to our projects;
●	the success of competitive products or technologies;
●	regulatory developments in the United States and foreign countries;
●	developments or disputes concerning patents or other proprietary rights;
●	the recruitment or departure of key personnel;
●	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;
●	market conditions in the conventional and renewable energy industries and issuance of new or changed securities analysts’ reports or recommendations;
●	the failure of securities analysts to cover our common stock or changes in financial estimates by analysts;
●	the inability to meet the financial estimates of analysts who follow our common stock;
●	investor perception of our company and of our targeted markets; and
●	general economic, political and market conditions.

The market valuation of our business may fluctuate due to factors beyond our control and the value of the investment of our stockholders may fluctuate correspondingly.

The market valuation of energy companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

●	Changes in securities analysts’ estimates of our financial performance;
●	Fluctuations in stock market prices and volumes, particularly among securities of energy companies;
●	Changes in market valuations of similar companies;
●	Announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
●	Variations in our quarterly operating results;
●	Fluctuations in coal, oil, natural gas, methanol and ammonia prices;
●	Loss of a major customer of failure to complete significant commercial contracts;

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●	Loss of a relationship with a partner; and
●	Additions or departures of key personnel.

As a result, the value of your investment may fluctuate.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our common stock to decline.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

All of our shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our shares of common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to A.G.P. at any time and from time to time during the term of the sales agreement. The actual number of shares common stock that are sold to or through A.G.P. on our behalf pursuant to any placement notice we deliver to A.G.P. will depend on the market price of the common stock during the periods in which sales are made and any restrictions or limitations applicable to such sales, such as a minimum price below which sales may not be made, that we may include in such placement notice or that otherwise apply under the sales agreement. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

You may experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered from time to time may be substantially higher than the book value per share of our common stock at the time of the sale, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.

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USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold to or through A.G.P. under the sales agreement and the prices at which they are sold. There can be no assurance that we will be able to sell any shares of common stock under the sales agreement with A.G.P. or to what extent we will be able to utilize the sales agreement.

We intend to use the net proceeds from this offering, if any, to build additional products and solutions to meet market demand, further advance the development of new products and solutions, engage in corporate development and merge acquisition activities, for working capital needs, capital expenditures, repayment or refinancing of indebtedness, acquisitions, repurchases and redemptions of securities, and for other general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnering efforts, and the regulatory and competitive environment. As of the date of this prospectus, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the securities, if any. Pending any use of the net proceeds from this offering, if any, we intend to invest the net proceeds in repurchase contracts or deposit them in checking accounts at financial institutions.

Dividend Policy

We have never declared or paid any cash dividends on our common stock, and we do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board of Directors may deem relevant.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. Our net tangible book value as of July 31, 2020, was approximately $10,115,883, or approximately $0.54 per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of July 31, 2020.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 25,380,710 shares of our common stock in this offering (based on an assumed offering price of $1.97 per share, which was the closing price of our common stock on November 17, 2020), but excluding the sales agent discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of July 31, 2020 would have been approximately $60,115,883, or approximately $1.37 per share of common stock. This represents an immediate increase in net tangible book value of $0.83 per share of common stock to our existing stockholders and an immediate decrease in net tangible book value of $0.60 per share of common stock to investors in this offering. The actual amounts above are based on 18,620,565 shares outstanding as of July 31, 2020 and do not reflect the exercise of warrants outstanding on common stock, the exercise of outstanding options to purchase shares of common stock and non-vested restricted stock issued to employees in the computation as the effect would be anti-dilutive.

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Description of Securities

In this offering, we are offering shares of our common stock having an aggregate gross sales price of up to $50,000,000. In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated.

As of December 1, 2020, there were 30,798,438 shares of common stock outstanding, and no shares of preferred stock were issued or outstanding. As of December 1, 2020, there also were outstanding options representing the right to purchase a total of 531,506 shares of common stock at a weighted average exercise price of approximately $3.02 per share, (ii) warrants to purchase up to 7,298 shares of our common stock which are exercisable at a price of $121.60, (iii) warrants to purchase up to 8,925 shares of our common stock which are exercisable at a price of $187.20, and (iv) warrants to purchase up to 4,927,680 shares of our common stock which are exercisable at a price of $3.85.

Description of Common Stock

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Delaware Law; Our Certificate of Incorporation and Our Bylaws

Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

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Removal of Directors

Our certificate of incorporation currently provides that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. However, our Board of Directors approved an amendment to our bylaws that became effective on June 17, 2016, which permits our directors to be removed either for cause or without cause by our stockholders. At our annual meeting of stockholders for the year ended April 30, 2016 that was held on October 21, 2016 (the “2016 Annual Meeting”), we submitted a proposal to stockholders seeking stockholder approval to amend our certificate of incorporation to delete the reference to “for cause” in Section 6 of Article IX of the certificate of incorporation. This proposal to amend the certificate of incorporation did not receive the required affirmative vote of the holders of at least 75% of the outstanding shares of common stock entitled to vote at the meeting, so the proposal did not pass. However, we also submitted a proposal to stockholders at the 2016 Annual Meeting seeking approval to amend our certificate of incorporation to add a clause that specified that, to the fullest extent permitted by law, any provision in the Certificate of Incorporation that is contrary to a requirement of the Delaware General Corporate Law (the “DGCL”) shall be read in conformity with the applicable requirement of the DGCL. This second proposal only required the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the 2016 Annual Meeting, and it passed.

Our Board of Directors takes the position that under current Delaware law, the “only for cause” provision in the certificate of incorporation regarding removal of the company’s directors is not enforceable and is therefore not in conformity with the applicable requirement of the DGCL. Accordingly, we will comply with the provisions of our bylaws, as amended and as described above, relating to director removal and will not seek to enforce that provision of our certificate of incorporation relating to stockholder removal of directors only for cause, as presently in effect. Under our certificate of incorporation and bylaws, any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of our directors then in office.

The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our chief executive officer, our president or the Board.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, that is entitled to vote at the meeting and that has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

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Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board of Directors or the affirmative vote of the holders of at least 75% of the voting power of our capital stock issued and outstanding and entitled to vote on the matter.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

●	for any breach of their duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	for voting or assenting to unlawful payments of dividends or other distributions; or
●	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

Notice of Share Ownership

Our bylaws contain a provision requiring any beneficial owner of three percent or more of our outstanding common stock to notify us of his or her stockholdings, as well as of any change in his or her beneficial ownership of one percent or more of our outstanding common stock. Our bylaws do not provide for any specific remedy in the event a stockholder does not comply with this provision. We do not intend to make any such information public, unless required by law or the rules of the SEC or the Nasdaq Capital Market.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is 1-800-662-7232.

Our common stock is listed on the Nasdaq Capital Market under the symbol “OPTT.”

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PLAN OF DISTRIBUTION

We have entered into the sales agreement with A.G.P. under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $50,000,000 from time to time to or through A.G.P., acting as our sales agent. The sales of our common stock, if any, under this prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on The Nasdaq Capital Market, on any other existing trading market for our common stock, or to or through a market maker.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.25% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for certain specified expenses incurred by A.G.P., including the fees and disbursements of its legal counsel incurred by A.G.P. in connection with entering into the sales agreement in an amount not to exceed $50,000, plus up to $10,000 per year for other expenses. after the date of this prospectus in connection with its further periodic due diligence investigation of our company in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding discounts, commissions and reimbursements payable to A.G.P. under the sales agreement, will not exceed approximately $200,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of common stock under the sales agreement.

In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our common stock.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving 10 days’ prior notice to A.G.P. A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving 10 days’ prior notice to us.

The sales agreement has been filed as an exhibit to a current report on Form 8-K that we filed with the Commission in connection with this offering and is incorporated into this prospectus by reference.

A.G.P. and its affiliates have provided, and may in the future provide, investment banking, commercial banking and other financial services for us in the ordinary course of business, for which services that may in the future receive customary fees.

This prospectus in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus electronically.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus and other legal matters concerning this offering will be passed on for us by Porter Hedges LLP, Houston, Texas. A.G.P. is being represented in connection with this offering by Kelley Drye & Warren LLP, New York, New York.

EXPERTS

The consolidated financial statements of Ocean Power Technologies, Inc. and subsidiaries (the Company) as of April 30, 2020 and 2019, and for the years then ended, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the April 30, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and accumulated deficit raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The audit report covering the April 30, 2020 consolidated financial statements refers to the Company changing its method of accounting for leases as of May 1, 2019 due to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), and the related amendments.

Certain Documents Incorporated By Reference

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, filed with the SEC on June 29, 2020 (File No. 001-33417);

●	our Quarterly Report on Form 10-Q for the quarter ended July 31, 2020, filed with the SEC on September 14, 2020 (File No. 001-33417);

●	our Current Reports on Form 8-K, filed with the SEC on May 1, 2020, May 4, 2020, May 7, 2020, June 26, 2020, June 29, 2020, July 8, 2020, July 15, 2020, August 17, 2020, August 18, 2020, August 19, 2020, August 24, 2020, August 26, 2020, September 14, 2020, September 18, 2020, October 27, 2020, November 16, 2020, November 20, 2020 and November 24, 2020 (File No. 001-33417) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K);

●	our Proxy Statement on Schedule 14A, filed with the SEC on November 2, 2020; and

●	the description of our common stock set forth in our registration statement on Form 8-A filed on April 18, 2007 (File No. 001-33417) and in any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Ocean Power Technologies, Inc.

28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

Attention: Chief Financial Officer

(609) 730-0400

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the SEC’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.oceanpowertechnologies.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

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Cautionary Note Regarding Forward-Looking Statements

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

●	the impact of the COVID-19 pandemic on our business, operations, customers, suppliers and manufacturers;
●	our ability to commercialize our products, and achieve and sustain profitability;
●	our continued development of our proprietary technologies, and expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services;
●	our ability to obtain additional funding, as and if needed which will be subject to a number of factors, including market conditions, and our operating performance;
●	our ability to continue as a going concern;
●	our estimates regarding expenses, future revenues and capital requirements;
●	the adequacy of our cash balances and our need for additional financings;
●	our ability to develop and manufacture commercially viable products;
●	our ability to successfully develop and market new products and solutions, such as the subsea battery and Marine Surveillance Solutions;
●	that we will be successful in our efforts to commercialize our products or the timetable upon which commercialization can be achieved, if at all;
●	our ability to identify and penetrate markets for our products and solutions;
●	our ability to implement our commercialization strategy as planned, or at all;
●	our ability to improve the power output, survivability and reliability of our products;
●	our relationships with our strategic partners may not be successful and we may not be successful in establishing additional relationships;
●	the reliability of our technology, products and solutions;
●	our ability to maintain the listing of our common stock on the Nasdaq Capital Market;
●	our ability to raise capital through our current equity facilities;
●	the impact of pending and threatened litigation on our business, financial condition and liquidity;
●	changes in current legislation, regulations and economic conditions that affect the demand for renewable energy;
●	our ability to compete effectively in our target markets;
●	our limited operating history and history of operating losses;
●	our sales and marketing capabilities and strategy in the United States and internationally; and
●	our ability to protect our intellectual property portfolio.

These forward-looking statements are identified by their use of terms and phrases such as “expect,” “estimate,” “project,” “plan,” “believe,” “achievable,” “anticipate” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to the risks and uncertainties discussed in the section entitled “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 and our subsequent SEC filings.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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Up to $50,000,000

Shares of Common Stock

Prospectus

A.G.P.

December 2, 2020